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                    FIRST AMENDMENT TO THE CUSTODIAN CONTRACT
                                     BETWEEN
                             SM&R INVESTMENTS, INC.
                                       AND
                    SECURITIES MANAGEMENT AND RESEARCH, INC.

         This is an Amendment to the Custodian Contract dated December 31, 1998 (the "Contract"), by and between SM&R Investments, Inc., a Maryland corporation hereinafter referred to as the "Fund," and Securities Management and Research, Inc., a Florida corporation hereinafter referred to as the "Custodian."

         WHEREAS, at the time the Contract was executed the Fund was comprised of four separate series: the SM&R Government Bond Fund, the SM&R Primary Fund, the SM&R Tax Free Fund, and the SM&R Money Market Fund (collectively, the "Original Series"); and

         WHEREAS, as of September 1, 2000, the Fund has added four additional separate series (the "New Series") as follows: the SM&R Alger Growth Fund, the SM&R Alger Small-Cap Fund, the SM&R Alger Aggressive Growth Fund, and the SM&R Alger Technology Fund;

         NOW THEREFORE, in consideration of the mutual covenants herein contained and contained in the Contract, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the definition of "Fund" in the Contract shall henceforth be interpreted to include the Original Series and the New Series, and that the Contract shall henceforth be construed as if the New Series were series of the Fund existing at the time of execution of the Contract and named therein.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in duplicate in their names and on their behalf under their seals by and through their duly authorized officers, as of the date below.

         Executed as of the 1st day of September, 2000.


SM&R INVESTMENTS, INC.



By:
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Printed Name:
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Title:
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SECURITIES MANAGEMENT AND RESEARCH, INC.



By:
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Printed Name:
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Title:
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